Exhibit 10.1

FORM OF DEBT PURCHASE AND ASSIGNMENT AGREEMENT

This Debt Purchase and Assignment Agreement (“Debt Purchase Agreement”) is made and entered into effective as of March 5, 2013 by and between Richard Brock (“Brock”) and _____________ (“Purchaser”).

RECITALS

WHEREAS, Vidaroo Corporation is a corporation organized under the laws of the State of Nevada (“VIDA”) and is indebted to Brock in the amount of $40,019.00 under a Promissory Note (the “Debt”) dated May 16, 2012; and

WHEREAS, Brock warrants and represents that VIDA is indebted to him in the amount of $40,019.00; and

WHEREAS, Purchaser desires to purchase $________ of the Debt owed by VIDA to Brock; and

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Transfer and Assignment. As permitted by VIDA, Brock hereby irrevocably sells, assigns, and transfers his rights, title, and ownership in and conversion rights of $________ of the Debt to Purchaser. The remaining rights and interests in the balance of the Debt shall remain with Brock.

2. Consideration. Consideration to be paid to Brock shall be a total of $500.00, which payment shall be due at such time as the shares underlying the Debt have been fully issued and cleared.

3. Consent to Assignment and Agreement to be Bound. VIDA hereby consents to the assignment of debt by Brock to Purchaser and agrees to be bound by all the terms and conditions and obligations imposed upon it under the Debt.

4. Entire Agreement. This Debt Purchase Agreement embodies the entire agreement between Brock and Purchaser and supersedes any prior agreements, whether written or oral with respect to the subject matter thereof.

5. Successors. This Debt Purchase Agreement shall be binding upon and shall inure to the benefit of each of the parties to this Debt Purchase Agreement and each of their respective successors and assigns.

6. Counterparts. This Debt Purchase Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of which together shall constitute one instrument.

7. Non-Affiliate Status. Brock hereby represents and warrants that neither he nor any of his affiliates is a control person or an affiliate of VIDA and that neither he nor any of his affiliates has been an affiliate of VIDA at time during the past 90 days.

IN WITNESS WHEREOF, the parties hereto have caused this Debt Purchase and Assignment Agreement to be duly executed and delivered as of the date first written above.

"Brock":	"Purchaser":

Richard Brock

By:
Name:
Title:

ACCEPTED, ACKNOWLEDGED AND APPROVED:

VIDAROO COROPRATION

By:

       Thomas Moreland
   Chief Executive Officer

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